MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS
FISCAL 2027 FIRST QUARTER RESULTS

NEW YORK, N.Y., November 4, 2026 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment” or the “Company”) today reported financial results for the fiscal first quarter ended September 30, 2026.

The fiscal 2027 first quarter was marked by a diverse slate of live entertainment offerings across the Company’s portfolio of venues. This included a new record for the number of concerts in any quarter at the Madison Square Garden Arena (“The Garden”). Subsequent to the end of the quarter, the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) began their 2026-27 regular seasons at The Garden. And later today, the Christmas Spectacular production begins its 2026 holiday season at Radio City Music Hall with 231 planned performances as compared to 215 in fiscal 2026. In addition, during the fiscal 2027 first quarter, the Company repurchased approximately $25 million of its Class A common stock, bringing total share repurchases since the Company was spun off from Sphere Entertainment Co. in 2023 to approximately $230 million.

For the fiscal 2027 first quarter, the Company reported revenues of $217.1 million, an increase of $58.9 million, or 37%, as compared to the prior year quarter. In addition, the Company reported operating income of $9.7 million, an increase of $39.5 million, and adjusted operating income of $34.3 million, an increase of $27.2 million, both as compared to the prior year quarter.(1)

Executive Chairman and CEO James L. Dolan said, “Our business is off to a strong start in fiscal 2027. We expect our live entertainment offerings to continue benefiting from healthy demand and we remain well positioned to drive robust growth in both revenue and adjusted operating income this fiscal year.”
Results for the Three Months Ended September 30, 2026 and 2025:

	Three Months Ended
	September 30,		Change
$ millions	2026	2025	$	%
Revenues	$217.1	$158.3	$58.9	37%
Operating Income (loss)	$9.7	$(29.7)	$39.5	NM
Adjusted Operating Income (1)	$34.3	$7.1	$27.2	NM
Note: Amounts may not foot due to rounding. NM — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.
(1) See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Entertainment Offerings, Arena License Fees and Other Leasing
Fiscal 2027 first quarter revenues from entertainment offerings of $174.9 million increased $43.5 million, or 33%, as compared to the prior year quarter.
•Revenues from concerts increased $30.1 million, reflecting an increase in the number of concerts at The Garden and higher per-concert revenue, partially offset by a decrease in the number of concerts at the Company's theaters.
•Revenues from other live entertainment and sporting events increased $11.2 million due to an increase in the number of events at the Company's venues and higher per-event revenue.
•Revenues subject to the sharing of economics with MSG Knickerbockers Corp. ("MSG Knicks") and MSG Rangers Corp. ("MSG Rangers") pursuant to the Arena License Agreements increased $2.2 million, primarily due to higher suite license fee revenues (excluding those retained by the Company).

Fiscal 2027 first quarter arena license fees and other leasing revenues of $6.6 million increased $2.5 million, or 60%, as compared to the prior year quarter, due to higher other leasing revenues.

Fiscal 2027 first quarter direct operating expenses associated with entertainment offerings, arena license fees and other leasing of $107.6 million increased $19.1 million, or 22%, as compared to the prior year quarter.
•Expenses for concerts increased $11.7 million due to an increase in the number of concerts at The Garden and higher per-concert expenses, partially offset by a decrease in the number of concerts at the Company’s theaters.
•Expenses for other live entertainment and sporting events increased $2.3 million due to an increase in the number of events at the Company's venues, partially offset by lower per-event expenses.
•Expenses subject to the sharing of economics with MSG Knicks and MSG Rangers pursuant to the Arena License Agreements increased $1.9 million, primarily due to expenses incurred as a result of the increase in suite license fee revenues.

Food, Beverage and Merchandise
Fiscal 2027 first quarter food, beverage and merchandise revenues of $35.7 million increased $12.9 million, or 56%, as compared to the prior year quarter. The increase primarily reflected higher food and beverage sales at concerts of $12.5 million due to higher per-concert revenue and an increase in the number of concerts at The Garden, partially offset by a decrease in the number of concerts at the Company's theaters.

Fiscal 2027 first quarter food, beverage and merchandise direct operating expenses of $19.1 million increased $5.3 million, or 39%, as compared to the prior year quarter. The increase was primarily due to the related increase in food and beverage sales at concerts held at the Company's venues.

Selling, General and Administrative Expenses
Fiscal 2027 first quarter selling, general and administrative expenses of $66.9 million increased $10.3 million, or 18%, as compared to the prior year quarter. This increase was primarily due to an increase in employee compensation and related benefits and other cost increases.

Operating Income and Adjusted Operating Income
Fiscal 2027 first quarter operating income of $9.7 million increased $39.5 million as compared to the prior year quarter, primarily due to the increase in revenues and the absence of impairment of long-lived assets recognized in the prior year quarter, partially offset by higher direct operating expenses and higher selling, general and administrative expenses. Fiscal 2027 first quarter adjusted operating income of $34.3 million increased $27.2 million as compared to the prior year quarter, primarily due to the increase in revenues, partially offset by higher direct operating expenses and higher selling, general and administrative expenses.
About Madison Square Garden Entertainment Corp.
Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment, delivering unforgettable experiences while forging deep connections with diverse and passionate audiences. The Company’s portfolio includes a collection of world-renowned venues – New York’s Madison Square Garden, Infosys Theater at Madison Square Garden, Radio City Music Hall, and Beacon Theatre; and The Chicago Theatre – that showcase a broad array of sporting events, concerts, family shows, and special events for millions of guests annually. In addition, the Company features the original production, the Christmas Spectacular Starring the Radio City Rockettes, which has been a holiday tradition for more than 90 years. More information is available at www.msgentertainment.com.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other long-lived assets, including right of use assets and related lease costs, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) merger, spin-off, and acquisition-related costs, including merger-related litigation expenses, (v) gains or losses on sales or dispositions of businesses and associated settlements, (vi) the impact of purchase accounting adjustments related to business acquisitions, (vii) amortization for capitalized cloud computing arrangement costs and (viii) gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger, spin-off, and acquisition-related transaction costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles, gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in operating income (loss) whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in other income (expense), net, which is not reflected in operating income (loss).
We exclude impairments of long-lived assets, including right-of-use assets and related lease costs, as these expenses do not represent core business operating results of the Company. We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a consolidated and combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.
Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #
Contacts:

Ari Danes, CFA Senior Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 465-6072	Grace Kaminer Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 631-5076
Conference Call Information:
The conference call will be webcast live today at 10:30 a.m. ET at investor.msgentertainment.com
Conference call dial-in number is 833-461-5787 / Conference ID Number 910557469
Webcast replay available at investor.msgentertainment.com until November 11, 2026
Investor presentation available at investor.msgentertainment.com/events-and-presentations

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2026	2025
Revenues:
Revenues from entertainment offerings	$174,851	$131,310
Food, beverage, and merchandise revenues	35,693	22,837
Arena license fees and other leasing revenue	6,590	4,115
Total revenues	217,134	158,262
Direct operating expenses:
Entertainment offerings, arena license fees, and other leasing direct operating expenses	(107,608)	(88,558)
Food, beverage, and merchandise direct operating expenses	(19,147)	(13,812)
Total direct operating expenses	(126,755)	(102,370)
Selling, general, and administrative expenses	(66,862)	(56,585)
Depreciation and amortization	(13,793)	(14,074)
Impairment of long-lived assets	—	(13,782)
Restructuring charges	—	(1,190)
Operating income (loss)	9,724	(29,739)
Interest income	2,431	520
Interest expense	(9,136)	(11,028)
Other expense, net	(688)	(172)
Income (loss) from operations before income taxes	2,331	(40,419)
Income tax benefit	6,578	18,765
Net income (loss)	$8,909	$(21,654)

Earnings (loss) per share:
Basic	$0.19	$(0.46)
Diluted	$0.19	$(0.46)

Weighted-average number of common shares outstanding:
Basic	47,509	47,482
Diluted	47,999	47,482

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(in thousands)
(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets.
•Impairment of long-lived assets and related lease costs. This adjustment eliminates the impairment of long-lived assets, including right of use assets and related lease costs.
•Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the Company’s Employee Stock Plan and the Company’s Non-Employee Director Plan.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain executives and employees.
•Amortization for capitalized cloud computing arrangement costs. This adjustment eliminates amortization of capitalized cloud computing arrangement costs.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan.

	Three Months Ended September 30,
$ thousands	2026	2025
Operating income (loss)	$9,724	$(29,739)
Depreciation and amortization	13,793	14,074
Impairment of long-lived assets and related lease costs	937	13,782
Share-based compensation	9,594	7,293
Restructuring charges	—	1,190
Amortization for capitalized cloud computing arrangement costs	204	175
Remeasurement of deferred compensation plan liabilities	24	306
Adjusted operating income	$34,276	$7,081

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)
	As of
	September 30, 2026	June 30, 2026
ASSETS
Current Assets:
Cash, cash equivalents, and restricted cash	$194,212	$294,158
Accounts receivable, net	87,801	87,998
Related party receivables, current	23,061	28,132
Prepaid expenses and other current assets	140,635	111,859
Total current assets	445,709	522,147
Non-Current Assets:
Property and equipment, net (a)	593,238	591,696
Right-of-use lease assets	444,198	448,892
Goodwill	69,041	69,041
Indefinite-lived intangible assets	63,801	63,801
Deferred tax assets, net	60,000	53,485
Other non-current assets	180,572	186,188
Total assets	$1,856,559	$1,935,250
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued and other current liabilities	$238,457	$324,708
Related party payables, current	88,952	63,978
Long-term debt, current	30,469	30,469
Operating lease liabilities, current	44,590	44,461
Deferred revenue	310,994	284,636
Total current liabilities	713,462	748,252
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	533,224	540,334
Operating lease liabilities, non-current	555,344	560,101
Other non-current liabilities	42,612	40,782
Total liabilities	1,844,642	1,889,469
Commitments and contingencies
Equity:
Class A Common Stock (b)	470	465
Class B Common Stock (c)	69	69
Additional paid-in-capital	43,895	61,885
Treasury stock at cost (6,421 and 6,106 shares as of September 30, 2026 and June 30, 2026, respectively)	(230,204)	(205,204)
Retained earnings	228,129	219,220
Accumulated other comprehensive loss	(30,442)	(30,654)
Total equity	11,917	45,781
Total liabilities and equity	$1,856,559	$1,935,250
_________________
(a) Net of accumulated depreciation of $955,464 and $944,752 as of September 30, 2026 and June 30, 2026, respectively.
(b) Class A Common Stock, $0.01 par value per share, 120,000 shares authorized; 46,980 and 46,545 shares issued as of September 30, 2026 and June 30, 2026, respectively.
(c) Class B Common Stock, $0.01 par value per share, 30,000 shares authorized; 6,867 shares issued as of September 30, 2026 and June 30, 2026.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
SELECTED CASH FLOW INFORMATION
(in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net cash (used in) provided by operating activities	$(26,200)	$19,808
Net cash used in investing activities	(13,152)	(6,798)
Net cash used in financing activities	(60,594)	(26,077)
Net decrease in cash, cash equivalents, and restricted cash	(99,946)	(13,067)
Cash, cash equivalents, and restricted cash, beginning of period	294,158	43,538
Cash, cash equivalents, and restricted cash, end of period	$194,212	$30,471